Exhibit 99.1

Whole Earth Brands Reports First Quarter 2024 Results

Chicago, Illinois – May 9, 2024 – Whole Earth Brands, Inc. (the “Company” or “we” or “our”) (Nasdaq: FREE), a global food company enabling healthier lifestyles through premium plant-based sweeteners, flavor enhancers and other foods, today announced its financial results for its first quarter ended March 31, 2024.

First Quarter Highlights

•	Consolidated revenue of $129.5 million, a decrease of 2.2% on a reported basis and 2.3% on a constant currency basis compared to the prior year period.

•	Branded CPG revenue decreased 3.5% on a reported basis and 3.5% on a constant currency basis as compared to 2023 primarily due to lower volumes.

•	Flavors & Ingredients revenue grew 2.1% on a reported basis and 1.9% on a constant currency basis compared to the prior year period, driven by volume growth and price increases.

•	Operating income of $3.1 million and Adjusted EBITDA of $19.1 million.

	First Quarter Net Segment Revenue Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency
Branded CPG	(3.5%)	0.1%	(3.5%)
Flavors & Ingredients	2.1%	0.2%	1.9%
Consolidated	(2.2%)	0.1%	(2.3%)

"We’re pleased with our first quarter performance, which marked our third consecutive quarter of meaningful gross margin expansion," said Irwin D. Simon, Executive Chairman. "Our team has remained focused on executing our strategic plan, which is centered around driving efficiencies across our two business segments as a means to delivering improved free cash flow and reducing our balance sheet leverage. We are progressing toward the completion of our pending go-private transaction with Ozark Holdings, LLC, which we expect to close later in the second quarter of 2024, subject to customary closing conditions and stockholder approval."

FIRST QUARTER 2024 RESULTS

•	Consolidated product revenues were $129.5 million, a decrease of 2.2% on a reported basis and 2.3% on a constant currency basis, as compared to the prior year first quarter.

•	Reported gross profit was $37.3 million, compared to $32.3 million in the prior year first quarter. The increase was largely driven by lower raw material and freight costs, a decline in costs associated with the supply chain reinvention project, and favorable product mix. Adjusted gross profit was $42.1 million, compared to $39.5 million in the prior year first quarter.

•	Reported gross profit margin increased to 28.8% in the first quarter of 2024, compared to 24.4% in the prior year period. Adjusted gross profit margin increased to 32.5%, compared to 29.9% in the prior year first quarter.

•	Consolidated operating income was $3.1 million compared to $3.0 million in the prior year first quarter. The increase was driven by the improvement in gross margin, which was partially offset by costs associated with the Company’s pending merger.

•	Consolidated net loss was $9.4 million in the first quarter of 2024 compared to a net loss of $19.8 million in the prior year period.

•	Consolidated Adjusted EBITDA was $19.1 million compared to $16.6 million in the prior year quarter, representing an increase of 15.2% driven by lower costs.

SEGMENT RESULTS

Branded CPG Segment

Branded CPG segment product revenues were $98.5 million for the first quarter of 2024, compared to $102.0 million for the same period in the prior year, a decrease of $3.6 million, or 3.5% on both a reported and constant currency basis. The decrease was driven by lower volumes, which was partially offset by higher pricing.

Operating income was $5.0 million in the first quarter of 2024 compared to an operating loss of $0.8 million for the same period in the prior year. The increase in operating income was primarily due to lower raw material and freight costs, a decline in costs associated with the supply chain reinvention project, and lower sugar import tariffs.

Flavors & Ingredients Segment

Flavors & Ingredients segment product revenues increased 2.1% to $31.0 million in the first quarter of 2024, compared to $30.4 million for the same period in the prior year. On a constant currency basis, segment product revenues increased 1.9% driven by higher volumes and pricing.

Operating income was $8.6 million in the first quarter of 2024 compared to $9.5 million for the same period in the prior year. The decline was primarily due to unfavorable product mix, partially offset by higher revenue.

Corporate

Corporate expenses for the first quarter of 2024 were $10.4 million, compared to $5.7 million of expenses in the prior year period. The increase was primarily attributed to costs associated with the Company’s pending merger and higher bonus expense.

Balance Sheet

As of March 31, 2024, the Company had cash and cash equivalents of $23.8 million and $422.4 million of long-term debt, net of unamortized debt issuance costs. At March 31, 2024, there was $69 million drawn on its $125 million revolving credit facility.

Cash used in operating activities was $9.6 million for the three months ended March 31, 2024, as compared to cash provided by operating activities of $4.1 million in the prior year period. The decline was primarily due to bonus payments related to 2023 that occurred in the first quarter and timing of inventory purchases.

DEFINITIVE AGREEMENT TO BE ACQUIRED

As previously announced, on February 12, 2024, the Company entered into a definitive agreement pursuant to which Ozark Holdings, LLC (which, going forward, intends to do business as Sweet Oak Parent) (“Sweet Oak”), an affiliate of Sababa Holdings FREE, LLC (“Sababa”), will acquire all of the outstanding shares of the Company’s common stock that it does not already own in an all-cash transaction for $4.875 per share (the “Transaction”). This represents a 56% premium over the Company’s share price at market close on June 23, 2023 prior to receiving Sababa’s initial $4.00 per share bid and a 37% premium over the Company’s 60-day volume-weighted average price (“VWAP”) as of February 12, 2024.

A special committee of the Company’s board of directors (the “Board”), consisting solely of disinterested members of the Board, in consultation with its independent financial and legal advisors, unanimously recommended the Transaction and the disinterested members of the Board unanimously approved the Transaction.

The Transaction is expected to close later in the second quarter of 2024. Consummation of the Transaction is conditioned on, among other things, the approval at a special meeting of the Company’s stockholders (i) of the holders of a majority in voting power of the Company’s outstanding stock and (ii) of the holders of 66 2/3% of the Company’s outstanding stock not owned by Sababa, and is subject to other customary closing conditions. The Transaction is not subject to any financing conditions.

In connection with the Transaction, the Company initially filed a preliminary proxy statement (as amended and supplemented, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 15, 2024. The Proxy Statement, which relates to the special meeting of the Company's stockholders to approve the Transaction, contains important information about the Transaction and related matters. The Company’s stockholders are urged to read the Proxy Statement carefully and in its entirety before making any decision regarding the Transaction. Investors and shareholders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about the Company once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. The Company may file other relevant materials with the SEC in connection with the Transaction. The Company will make available copies of materials they file with, or furnish to, the SEC free of charge at www.WholeEarthBrands.com.

About Whole Earth Brands

Whole Earth Brands is a global food company enabling healthier lifestyles and providing access to high quality plant-based sweeteners, flavor enhancers and other foods through our diverse portfolio of trusted brands and delicious products, including Whole Earth®, Pure Via®, Wholesome®, Swerve®, Canderel® and Equal®. With food playing a central role in people’s health and wellness, Whole Earth Brands’ innovative product pipeline addresses the growing consumer demand for more dietary options, baking ingredients and taste profiles. Our world-class global distribution network is the largest provider of plant-based sweeteners in more than 100 countries with a vision to expand our portfolio to responsibly meet local preferences. We are committed to helping people enjoy life’s everyday moments and the celebrations that bring us together. For more information on how we “Open a World of Goodness®,” please visit www.WholeEarthBrands.com.

Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as “achieve,” “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “drive,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “grow,” “improve,” “increase,” “intend,” “maintain,” “may,” “opportunities,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “will,” “will be,” “will continue,” “will likely result,” “would,” or the negative version of these words and other comparable terms. Examples of forward-looking statements include, but are not limited to, the statements made by Mr. Simon.

All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting. There are a number of factors that could have material adverse effects on our future results, performance or achievements and cause our actual results to differ materially from the forward-looking statements. These factors include, but are not limited to, the ability of the parties to satisfy the conditions precedent and consummate the proposed Transaction, the timing of consummation of the proposed Transaction, the ability of the parties to secure any required stockholder approval in a timely manner or on the terms desired or anticipated, failure of Sweet Oak to obtain the financing required to consummate the Transaction, the ability to achieve anticipated benefits and savings of the proposed Transaction, risks related to the potential disruption of management’s attention due to the pending Transaction, operating results and businesses generally, the outcome of any legal proceedings related to the proposed Transaction and the general risks associated with the respective businesses of the Company and Sweet Oak, including the general volatility of the capital markets, terms and employment of capital, the volatility of the Company’s share price, interest rates or general economy, potential adverse effects or changes to the relationships with the parties’ customers, competitors, suppliers or employees or other parties resulting from the announcement or completion of the proposed Transaction, unpredictability and severity of catastrophic events, including but not limited to the risks related to the effects of pandemics and global outbreaks of contagious diseases (such as the COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the outbreak of hostilities between Russia and Ukraine and Israel and Hamas), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict. Discussions of some of these other important factors and assumptions are contained in the Company’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and, with respect to the Transaction, see the Proxy Statement initially filed by the Company with the SEC on March 15, 2024. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations Contact:

Whole Earth Brands

312-840-5001

investor@wholeearthbrands.com

ICR

Jeff Sonnek

646-277-1263

jeff.sonnek@icrinc.com

Whole Earth Brands, Inc.

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate the comparison of the Company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the Company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. The Company also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends. The Company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The adjustments generally fall within the following categories: constant currency adjustments, intangible asset non-cash impairments, purchase accounting charges, transaction-related costs, long-term incentive expense, non-cash pension expenses, severance and related expenses associated with productivity initiatives, public company readiness, M&A transaction expenses, supply chain reinvention costs and other one-time items affecting comparability of operating results. See below for a description of adjustments to the Company’s U.S. GAAP financial measures included herein. Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the Company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures and corresponding metrics reflect how the Company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the Company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis. When items no longer impact the Company’s current or future presentation of non-GAAP operating results, the Company removes these items from its non-GAAP definitions.

The following is a list of non-GAAP financial measures which the Company has discussed or expects to discuss in the future:

•	Constant Currency Presentation: We evaluate our product revenue results on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our product revenue results, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current period local currency product revenue results using the prior period exchange rates and comparing these adjusted amounts to our prior period reported product revenues.

•	Adjusted EBITDA: We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, as well as certain other items that arise outside of the ordinary course of our continuing operations specifically described below:

o	Goodwill impairment charges: We exclude the impact of charges related to the impairment of goodwill. We believe that the exclusion of these impairments, which are non-cash, allows for more meaningful comparisons of operating results to peer companies. We believe that this increases period-to-period comparability and is useful to evaluate the performance of the company.

o	Long-term incentive plan: We exclude the impact of costs relating to the long-term incentive plan. We believe that the adjustments of these items allow for more meaningful comparison of our operating results.

o	Severance and related expenses: We exclude employee severance and associated expenses related to roles that have been eliminated or reduced in scope as a productivity measure taken by the Company. We believe that the adjustments of these items allow for more meaningful comparison of our operating results.

o	M&A transaction/strategic review: We exclude expenses directly related to the acquisition of businesses, the Company’s strategic review and pending merger. We believe that the adjustments of these items allow for more meaningful comparison of our operating results.

o	Supply chain reinvention: To measure operating performance, we exclude certain one-time and other costs associated with reorganizing our North America Branded CPG operations and facilities in connection with our supply chain reinvention program, which will drive long-term productivity and cost savings. These costs include incremental expenses such as hiring, training, startup, exit and other temporary costs. We believe that the adjustments of these items allow for more meaningful comparison of our operating results.

o	Other items: To measure operating performance, we exclude certain expenses and include certain gains that we believe are not operational in nature. We believe the exclusion or inclusion of such amounts allows management and the users of the financial statements to better understand our financial results.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Adjusted EBITDA margin is Adjusted EBITDA for a particular period expressed as a percentage of product revenues for that period.

We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

The Company cannot reconcile its expected Adjusted EBITDA to Net Income under “Outlook” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted. These items include, but are not limited to, stock-based compensation expense and acquisition-related charges. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.

Adjusted Gross Profit Margin: We define Adjusted Gross Profit Margin as Gross Profit excluding all cash and non-cash adjustments impacting Cost of Goods Sold, included in the Adjusted EBITDA reconciliation, as a percentage of Product Revenues, net. Such adjustments include: depreciation, purchase accounting adjustments, long-term incentives and other items adjusted by management to better understand our financial results.

Whole Earth Brands, Inc.

Condensed Consolidated Balance Sheets

(In thousands of dollars, except for share and per share data)

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$23,750	$30,513
Accounts receivable (net of allowances of $1,281 and $1,460, respectively)	70,067	74,012
Inventories	218,040	209,271
Prepaid expenses and other current assets	7,502	6,429
Total current assets	319,359	320,225

Property, Plant and Equipment, net	53,887	54,937

Other Assets
Operating lease right-of-use assets	25,218	19,223
Goodwill	186,479	193,610
Other intangible assets, net	222,821	229,936
Deferred tax assets, net	509	500
Other assets	7,362	7,266
Total Assets	$815,635	$825,697

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$58,592	$55,662
Accrued expenses and other current liabilities	25,949	32,173
Current portion of operating lease liabilities	7,273	7,370
Current portion of long-term debt	3,750	3,750
Total current liabilities	95,564	98,955
Non-Current Liabilities
Long-term debt	422,379	417,929
Deferred tax liabilities, net	32,021	31,579
Operating lease liabilities, less current portion	20,133	14,336
Other liabilities	11,551	11,208
Total Liabilities	581,648	574,007
Commitments and Contingencies	—	—
Stockholders’ Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value; 220,000,000 shares authorized; 43,058,541 and 42,853,468 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	4	4
Additional paid-in capital	367,026	365,721
Accumulated deficit	(132,680)	(123,284)
Accumulated other comprehensive (loss) income	(363)	9,249
Total stockholders’ equity	233,987	251,690
Total Liabilities and Stockholders’ Equity	$815,635	$825,697

Whole Earth Brands, Inc.

Condensed Consolidated Statements of Operations

(In thousands of dollars, except for share and per share data)

(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Product revenues, net	$129,500	$132,417
Cost of goods sold	92,193	100,076
Gross profit	37,307	32,341

Selling, general and administrative expenses	29,494	24,689
Amortization of intangible assets	4,688	4,651

Operating income	3,125	3,001

Interest expense, net	(10,859)	(10,704)
Other income (expense), net	230	(629)
Loss before income taxes	(7,504)	(8,332)
Provision for income taxes	1,892	11,465
Net loss	$(9,396)	$(19,797)

Net loss per share:
Basic	$(0.22)	$(0.47)
Diluted	$(0.22)	$(0.47)

Whole Earth Brands, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of dollars)

(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Operating activities
Net loss	$(9,396)	$(19,797)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	2,024	1,792
Depreciation	1,642	1,690
Amortization of intangible assets	4,688	4,651
Deferred income taxes	492	(124)
Amortization of debt issuance costs and original issue discount	587	522
Change in fair value of warrant liabilities	(2)	(154)
Changes in current assets and liabilities:
Accounts receivable	2,430	706
Inventories	(9,626)	1,579
Prepaid expenses and other current assets	(1,416)	(740)
Accounts payable, accrued liabilities and income taxes	(1,184)	14,084
Other, net	197	(142)
Net cash (used in) provided by operating activities	(9,564)	4,067

Investing activities
Capital expenditures	(1,085)	(1,556)
Proceeds from the sale of equity method investment	200	—
Net cash used in investing activities	(885)	(1,556)

Financing activities
Proceeds from revolving credit facility	11,000	—
Repayments of revolving credit facility	(6,000)	(4,000)
Repayments of long-term borrowings	(938)	(938)
Tax withholdings related to net share settlements of stock awards	(463)	(405)
Net cash provided by (used in) financing activities	3,599	(5,343)

Effect of exchange rate changes on cash and cash equivalents	87	788
Net change in cash and cash equivalents	(6,763)	(2,044)
Cash and cash equivalents, beginning of period	30,513	28,676
Cash and cash equivalents, end of period	$23,750	$26,632

Supplemental disclosure of cash flow information
Interest paid	$10,364	$10,284
Taxes paid, net of refunds	$1,212	$3,228

Whole Earth Brands, Inc.

Adjusted EBITDA Reconciliation

(In thousands of dollars)

(Unaudited)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Product revenues, net	$129,500	$132,417
Net loss	$(9,396)	$(19,797)
Provision for income taxes	1,892	11,465
Other (income) expense, net	(230)	629
Interest expense, net	10,859	10,704
Operating income	3,125	3,001
Depreciation	1,642	1,690
Amortization of intangible assets	4,688	4,651
Long term incentive plan	2,024	1,279
Severance and related expenses	(19)	(30)
M&A transaction/strategic review	3,589	-
Supply chain reinvention	1,844	4,886
Other items	2,204	1,099
Adjusted EBITDA	$19,097	$16,577

Whole Earth Brands, Inc.

Constant Currency Product Revenues, Net Reconciliation

(In thousands of dollars)

(Unaudited)

	Three Months Ended March 31,
			$ change			% change
Product revenues, net	2024	2023	Reported	Constant Dollar	Foreign Exchange (1)	Reported	Constant Dollar	Foreign Exchange
Branded CPG	$98,453	$102,010	$(3,557)	$(3,610)	$53	-3.5%	-3.5%	0.1%
Flavors & Ingredients	31,047	30,407	640	566	74	2.1%	1.9%	0.2%
Consolidated	$129,500	$132,417	$(2,917)	$(3,044)	$127	-2.2%	-2.3%	0.1%

(1)	The "foreign exchange" amounts presented, reflect the estimated impact from fluctuations in foreign currency exchange rates on product revenues.

Whole Earth Brands, Inc.

GAAP to Adjusted EBITDA Reconciliation

(In thousands of dollars)

(Unaudited)

	Three Months Ended March 31, 2024				Three Months Ended March 31, 2023
	GAAP	Non-cash adj.	Cash adj.	Adjusted EBITDA	GAAP	Non-cash adj.	Cash adj.	Adjusted EBITDA	$ Change	% Change
Product revenues, net	$129,500	$-	$-	$129,500	$132,417	$-	$-	$132,417	$(2,917)	(2.2%)
Cost of goods sold	92,193	(3,112)	(1,669)	87,413	100,076	(2,307)	(4,898)	92,871	(5,459)	(5.9%)
Gross profit	37,307	3,112	1,669	42,087	32,341	2,307	4,898	39,546	2,542	6.4%
Gross profit margin %	28.8%			32.5%	24.4%			29.9%		2.6%
Selling, general and administrative expenses	29,494	(2,622)	(3,882)	22,990	24,689	(1,761)	41	22,968	22	0.1%
Amortization of intangible assets	4,688	(4,688)	-	-	4,651	(4,651)	-	-	-	-
Operating income	$3,125	$10,422	$5,550	$19,097	$3,001	$8,720	$4,857	$16,577	$2,520	15.2%
Operating margin %	2.4%			14.7%	2.3%			12.5%		2.2%

Whole Earth Brands, Inc.

Adjustments to Operating Income by Income Statement Line and Nature

(In thousands of dollars)

(Unaudited)

	Three Months Ended March 31, 2024				Three Months Ended March 31, 2023
Non-Cash adjustments	Cost of Goods Sold	SG&A	Amort. Of Intangibles	Operating Income	Cost of Goods Sold	SG&A	Amort. Of Intangibles	Operating Income
Depreciation	$1,462	$181	$-	$1,642	$1,484	$206	$-	$1,690
Amortization of intangible assets	-	-	4,688	4,688	-	-	4,651	4,651
Long term incentive plan	142	1,881	-	2,024	237	1,042	-	1,279
Supply chain reinvention	166	-	-	166	-	-	-	-
Other items	1,342	560	-	1,902	586	513	-	1,099
Total non-cash adjustments	$3,112	$2,622	$4,688	$10,422	$2,307	$1,761	$4,651	$8,720
Cash adjustments
Severance and related expenses	-	(19)	-	(19)	-	(30)	-	(30)
M&A transaction/strategic review	-	3,589	-	3,589	-	-	-	-
Supply chain reinvention	1,669	10	-	1,678	4,898	(11)	-	4,886
Other items	-	301	-	301	-	-	-	-
Total cash adjustments	$1,669	$3,882	$-	$5,550	$4,898	$(41)	$-	$4,857
Total adjustments	$4,780	$6,504	$4,688	$15,972	$7,205	$1,721	$4,651	$13,576